Exhibit 23.1

Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

Mr. Avinoam Cohen, President
Universal Tech Corp.
1608 S. Ashland Ave #70547,
Chicago, Illinois 60608-2013

Dear Mr. Cohen:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Universal Tech Corp. on Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated September 15, 2011, as of and for the periods ended August 31, 2011 and from inception to August 31, 2011. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC
Baltimore, Maryland
December 29, 2011